For the period ended January 31, 1996                            Exhibit 77Q(2)
File Number 811-7804


                         Managed High Yield Fund Inc.

A Form 3 was filed late by the following officers as required by Section 16(a) of the Exchange Act during the most recent or prior fiscal years.


                                                               Number of
                                                               Transactions Not
                                                 Number of     Reported on
       Name               Position with Fund     Late Reports* Timely Basis
       ----               ------------------     ------------- ----------------
Margo N. Alexander           President                1             0

Richard Q. Armstrong         Director                 1             0

Richard R. Burt              Director                 1             0

C. William Maher             Vice President &         1             0
                             Asst. Treasurer

Mark Tincher                 Vice President           1             0

Paul H. Schubert             Vice President &         1             0
                             Asst. Treasurer

---------------

* Each report related solely to such person having been elected an officer of the Fund.




A Form 4 was filed late by the following officers as required by Section 16(a) of the Exchange Act during the most recent or prior fiscal years.


                                                               Number of
                                                               Transactions Not
                                                 Number of     Reported on
       Name               Position with Fund     Late Reports* Timely Basis
       ----               ------------------     ------------- ----------------

John R. Torell III             Director               1             1